Exhibit 10.1

AMENDMENT TO SENIOR PROMISSORY NOTE

This Amendment (the “Amendment”) to that certain Senior Promissory Note, dated as of October 26, 2022 (the “Note”) by and among Mount Rainier Acquisition Corp., a Delaware corporation (the “Company”), and DC Rainier SPV LLC, the Company’s sponsor the “Sponsor”), is made and entered into effective as of January 3, 2023 by the Company and the Sponsor.

RECITALS

WHEREAS, the Company and the Sponsor desire to amend the terms of the Note as set forth below; and

WHEREAS, the Note is scheduled to mature on the earlier of: (i) January 3, 2023, or (ii) the date on which Company consummates the Business Combination, as defined in the Business Combination Agreement, dated as of March 23, 2022, as amended on June 19, 2022 (the “Business Combination Agreement”), by and among the Company, HUB Cyber Security (Israel) Ltd. (“HUB”), a company organized under the laws of the State of Israel, and its wholly-owned subsidiary, Rover Merger Sub Inc., a Delaware corporation; and

WHEREAS, Company and Sponsor have agreed to make certain amendments to the Note; and

WHEREAS, any amendment to the Note may be made with, and only with, the written consent of the Company and the Sponsor; and

WHEREAS, all capitalized terms not defined in this Amendment will have the meanings given to them in the Note.

NOW, THEREFORE, in consideration of these premises and the mutual covenants, terms and conditions set forth herein, all of the parties hereto mutually agree as follows:

AGREEMENT

1.            Amendment to Note. The first sentence of Section 1 of the Note is hereby amended and restated in its entirety to read as follows:

“Principal; Bridge to Business Combination. The principal balance of this Promissory Note (this “Note”) shall be payable on the earlier of March 1, 2023 or the Closing of the Business Combination, in immediately available U.S. dollars, without set off or counterclaim. The principal balance may be prepaid at any time without penalty.

2.            No Other Amendments. Wherever necessary, all other terms of the Note are hereby amended to be consistent with the terms of this Amendment. Except as specifically set forth herein, the Note shall remain in full force and effect.

3.            Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument. Executed signatures transmitted via facsimile or PDF will be accepted and considered duly executed.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

MOUNT RAINIER ACQUISITION CORP

By:	/s/ Matthew Kearney
Name: Matthew Kearney
Title: Chief Executive Officer

SPONSOR:

DC RAINIER SPV LLC
By:	Dominion Capital, LLC, as Manager

/s/ Mikhail Gurevich
Name: Mikhail Gurevich
Title: Authorized Signatory